NINTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT

This Ninth Amendment to Credit and Security Agreement (this “Ninth Amendment”), dated as of March 14, 2018, is made by and among COMMAND SECURITY CORPORATION, a New York corporation (“CSC” or “Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Wells Fargo”).

WITNESSETH:

WHEREAS, the Borrower and Wells Fargo are parties to a certain Credit and Security Agreement dated as of February 12, 2009 (as amended by that certain Amendment to Credit and Security Agreement dated as of December 1, 2009 (the “First Amendment”), that certain Second Amendment to Credit and Security Agreement dated as of October 18, 2011 (the “Second Amendment”), that certain Third Amendment to Credit and Security Agreement dated as of November 6, 2012, that certain Fourth Amendment to Credit and Security Agreement dated as of June 30, 2014 (the “Fourth Amendment”), that certain Fifth Amendment to Credit and Security Agreement dated as of November 13, 2015, that certain Sixth Amendment to Credit and Security Agreement dated as of February 12, 2016, that certain Seventh Amendment to Credit and Security Agreement dated as of October 12, 2016 (the “Seventh Amendment”), that certain Eighth Amendment to Credit and Security Agreement dated as of March 30, 2017 (the “Eighth Amendment”, and as further amended, supplemented and in effect, collectively, the “Credit Agreement”); and

WHEREAS, the Borrower has requested that Wells Fargo further modify and amend certain terms and conditions of the Credit Agreement; and

WHEREAS, the Wells Fargo has agreed to further modify and amend certain terms and conditions of the Credit Agreement, all as provided herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1.	Defined Terms. Capitalized terms used in this Ninth Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein.

2.	Amendment to Recitals. The Recitals paragraph on page 1 of the Credit Agreement is hereby amended by deleting the reference to “$27,500,000” where it appears and substituting “$35,000,000” in its stead.

3.	Amendments to Section 1.

(a)	Section 1.1(a) of the Credit Agreement is hereby amended by deleting the reference to “$27,500,000” where it appears in subclause (i) and substituting “$35,000,000” in its stead.

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4.	Amendments to Exhibit A. Exhibit A of the Credit Agreement is hereby amended as follows:

i.	““Ninth Amendment” means that certain Ninth Amendment to Credit and Security Agreement by and between the Borrower and Wells Fargo dated as of the Ninth Amendment Effective Date.”

ii.	““Ninth Amendment Effective Date” means March 14, 2018.”

5.	Ratification of Loan Documents. Except as provided for herein, all terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect. Borrower hereby ratifies, confirms, and reaffirms all representations, warranties, and covenants contained therein and acknowledges and agrees that the Indebtedness, as modified hereby, are and continue to be secured by the Collateral. Borrower warrants and represents to Wells Fargo that as of the date hereof, no Event of Default has occurred and is continuing. Borrower acknowledges and agrees that Borrower does not have any offsets, defenses, or counterclaims against Wells Fargo thereunder, and to the extent that any such offsets, defenses, or counterclaims may exist, Borrower hereby WAIVES and RELEASES Wells Fargo therefrom.

6.	Ninth Amendment Fee. In addition to the other fees described in the Credit Agreement for which the Borrower is obligated to pay to Wells Fargo, in consideration of Wells Fargo’s entering into this Ninth Amendment, the Borrower shall pay to Wells Fargo a fee (the “Ninth Amendment Fee”) in the amount of Fifteen Thousand Dollars ($15,000) simultaneous with the execution and delivery of this Ninth Amendment to Wells Fargo, which Ninth Amendment Fee shall be fully and irrevocably earned by Wells Fargo as of such date, and is non-refundable to the Borrower.

7.	Conditions Precedent. This Ninth Amendment shall not be effective until each of the following conditions precedent has been fulfilled to the satisfaction of Wells Fargo:

(a)	This Ninth Amendment shall have been duly executed and delivered by the respective parties thereto, and shall be in full force and effect and shall be in form and substance satisfactory to Wells Fargo.

(b)	Wells Fargo shall have received the documents, instruments and agreements set forth on the closing checklist for this Ninth Amendment.

(c)	Without limiting subclause (b), all action on the part of the Borrower necessary for the valid execution, delivery and performance by the Borrower of this Ninth Amendment shall have been duly and effectively taken and evidence thereof reasonably satisfactory to Wells Fargo shall have been provided to Wells Fargo.

(d)	The Borrower shall have paid the Ninth Amendment Fee.

(e)	No Event of Default shall have occurred and be continuing.

(f)	The Borrower shall have paid all reasonable and documented costs and expenses of Wells Fargo, including, without limitation, reasonable attorneys’ fees in connection with the preparation, negotiation, execution and delivery of this Ninth Amendment as well as any outstanding invoices.

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8.	Miscellaneous.

(a)	This Ninth Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.

(b)	This Ninth Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

(c)	Any determination that any provision of this Ninth Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Ninth Amendment.

(d)	The Borrower warrants and represents that the Borrower has consulted with independent legal counsel of the Borrower’s selection in connection with this Ninth Amendment and is not relying on any representations or warranties of Wells Fargo or its counsel in entering into this Ninth Amendment.

[Remainder of Page Left Blank Intentionally]

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IN WITNESS WHEREOF, each party hereto has executed this Ninth Amendment as a sealed instrument under the laws of the Commonwealth of Massachusetts through its authorized officer as of the date set forth above.

COMMAND SECURITY CORPORATION

By:	/s/ N. Paul Brost
Name:	N. Paul Brost
Title:	Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ James A. Kelly
Name:	James A. Kelly
Title:	Vice President

Signature Page to Ninth Amendment to Credit Agreement